UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

GULF WEST SECURITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-193220	46-3876675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Tower Building, 4th Floor, Suite 4200-A, 400 East Kaliste Saloom Road
Lafayette, LA 70508-8517

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 304-4043

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

Gulf West Security Network, Inc. fka NuLife Sciences, Inc. (the “Company”) is filing this Amendment No. 2 on Form 8-K/A (this “Amendment”) to its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2018 (the third such report filed on such date reporting under Items 1.01, 2.01, 5.01 and 9.01) (the “Original Filing”) to include (i) the audited financial statements of LJR Security Services, Inc.at and for the years ended December 31, 2017 and 2016, including the report of Daszkal Bolton, LLP, independent certified public accountants (the “Audited Financial Statements”), and (ii) pro forma financial information referred to Item 9.01(b) of this Amendment (the “Pro Forma Financial Statements”).

The Company hereby amends Item 9.01 of the Original Filing to include the Audited Financial Statements and the Pro Forma Financial Statements.

Item 9.01 Financial Statements and Exhibits.

Index to Consolidated Financial Statements

LJR Security Services, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements	F-10

Report of Independent Registered Public Accounting Firm

To the Board of Directors
LJR Security Services, Inc.
Lafayette, LA

Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of LJR Security Services, Inc. (the “Company”) at December 31, 2017 and 2016, and the related statements of operations, changes in stockholder’s equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the consolidated financial statements).  In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company has incurred net losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Daszkal Bolton LLP

We have served as the Company’s auditor since 2018.

Boca Raton, Florida
October 11, 2018

LJR Security Services, Inc.
Consolidated Balance Sheets

	December 31,	December 31,
Assets	2017	2016
Assets
Cash	$6,137	$1,414
Prepaid expenses	30,289	26,751
Total Current Assets	36,427	28,165
Other Assets
Fixed assets, net	1,320	1,719
Total Assets	37,747	29,884

Liabilities and Stockholder's Equity
Current Liabilities:
Accounts payable and accrued liabilities	25,307	20,415
Total Liabilities	25,307	20,415

Stockholder's Equity
Common stock, no par value, 1,000 shares authorized, issued and outstanding	-	-
Additional paid in capital	168,270	122,266
Accumulated deficit	(155,830)	(112,797)
Total Stockholders’ Equity	12,440	9,469
Total Liabilities and Stockholders’ Equity	$37,747	$29,884

The accompanying notes are an integral part of these consolidated financial statements.

LJR Security Services, Inc.
Consolidated Statements of Operations

	Year Ended	Year Ended
	December 31,	December 31,
	2017	2016
Revenue
Monitoring and related services	$9,502	$8,589
Product sales and installation	1,241	2,534
	10,743	11,123

Cost of Product	3,041	9,172

Gross Profit	7,702	1,951

Operating Expenses
General and administrative	50,735	84,445
Total operating expenses	50,735	84,445

Operating loss	(43,033)	(82,494)

Loss from operations before income taxes	(43,033)	(82,494)

Provision for income taxes	-	-

Net Loss	$(43,033)	$(82,494)

Net loss per share – basic and diluted	$(43.03)	$(82.49)

Weighted average common shares – basic and diluted	1,000	1,000

The accompanying notes are an integral part of these consolidated financial statements.

LJR Security Services, Inc.
Consolidated Statements of Shareholder’s Equity

	Common Stock				Total
	Shares	Amount	Paid in Capital	Accumulated Deficit	Stockholders' Equity/(Deficit)
Balance as of December 31, 2015	1,000	$-	$55,808	$(30,303)	$25,505
Capital	-	-	66,458	-	66,458
Net loss	-	-	-	(82,494)	(82,494)
Balance as of December 31, 2016	1,000	$-	$122,266	$(112,797)	$9,469
Capital	-	-	46,004	-	46,004
Net loss	-	-	-	(43,033)	(43,033)
Balance as of December 31, 2017	1,000	$-	$168,270	$(155,830)	$12,440

The accompanying notes are an integral part of these consolidated financial statements.

LJR Security Services, Inc.
Consolidated Statements of Cash Flows

	Year Ended	Year Ended
	December 31,	December 31,
	2017	2016
Cash Flows from Operating Activities
Net loss	$(43,033)	$(82,494)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	399	274
Changes in operating assets and liabilities:
Increase in prepaid expenses	(3,538)	(26,751)
Increase in accounts payable and accrued liabilities	4,892	4,362
Net cash used in operating activities	(41,280)	(104,609)

Cash Flows from Investing Activities:
Purchases of fixed assets	-	(1,993)
Net cash used in investing activities	-	(1,993)

Cash Flows from Financing Activities
Contributions, net	46,004	66,458
Net cash provided by financing activities	46,004	66,458

Net Increase/(Decrease) in cash	4,724	(40,144)

Cash, beginning of year	1,414	41,558

Cash, end of year	$6,137	$1,414

Supplemental disclosures:
Interest paid	$-	$-
Income tax paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

LJR Security Services, Inc.
Notes to Consolidated Financial Statements
For the years ended December 31, 2017 and 2016

Note 1 – Nature of the Business

LJR Security Services, Inc., a company incorporated in the state of Louisiana, and its wholly owned subsidiaries (collectively, the “Company”), are principally engaged in the sale, installation, servicing, and monitoring of electronic home and business security and automation systems in the United States.

During 2018, the Company was reorganized from a Limited Liability Company to a corporation (the “Reorganization”). In connection with the Reorganization, Gulf West Security Network, Inc., an entity under common ownership, was merged into the Company. The merger transaction was accounted for retrospectively as a merger between entities under common control tantamount to a corporate reorganization. These consolidated financial statements are presented on the basis of the newly reorganized entity.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management makes estimates that affect certain accounts including deferred income tax assets, accrued expenses, fair value of equity instruments and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the period in which such adjustments are determined.

Principles of Consolidation

The Company’s consolidated financial statements include all accounts of LJR Security Services, Inc. and Gulf West Security Network, Inc. for all periods presented. All inter-company balances and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of one year or less, when purchased, to be cash and cash equivalents. The Company had no cash equivalents at December 31, 2017 and 2016. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.

Capitalization of Fixed Assets

The Company capitalizes material expenditures related to property and equipment, that have a useful life greater than one year. Maintenance and repair costs are expensed as incurred.

Revenue Recognition

The Company generates revenue primarily through contractual monthly recurring fees received for monitoring and related services provided to customers.  In transactions involving security systems that are sold outright to the customer, or where equipment is already owned by the customer, the Company’s performance obligations include monitoring, related services, and the sale and installation, or refurbish and repair, of the security systems. Revenue associated with the sale and installation of security systems is recognized once installation is complete, and is reflected in installation and repair revenue in the Consolidated Statements of Operations. Revenue associated with monitoring and related services is recognized as those services are provided, and is reflected in monitoring and related services revenue in the Consolidated Statements of Operations.

Early termination of the contract by the customer results in a termination charge in accordance with the contract terms. Contract termination charges are recognized in revenue when collectability is probable, and are reflected in monitoring and related revenue in the Consolidated Statements of Operations. Amounts collected from customers for sales and other taxes are reported net of the related amounts remitted.

Barter Transactions

The Company conducts certain barter sales through trade organizations. These transactions are recorded at fair value.

Income Taxes

During 2016 and 2017, the Company was organized as a limited liability company (“LLC”) and, as such, was not taxable for federal and state tax purposes. The Company reports taxable results and other tax attributes to its Members, who are responsible for reporting these results and attributes on their individual tax returns. Accordingly, the consolidated financial statements do not reflect a provision for federal and state income taxes.

As a result of the Reorganization the Company will begin accounting for taxes as a Corporation for the newly reorganized entity. The U.S. tax reform bill that Congress voted to approve Dec. 20, 2017, also known as the “Tax Cuts and Jobs Act”, made sweeping modifications to the Internal Revenue Code, including a much lower corporate tax rate, changes to credits and deductions, and a move to a territorial system for corporations that have overseas earnings. The act replaced the prior-law graduated corporate tax rate, which taxed income over $10 million at 35%, with a flat rate of 21%.

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. As of December 31, 2017 and 2016, the Company has not reported a liability for uncertain tax positions. Any liability for federal or state income taxes is not anticipated to be material to the consolidated financial statements. The Company's policy is to recognize interest and penalties related to income tax matters as a component of income tax expense. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, and changes in tax law and new authoritative rulings. Generally, the Company is not subject to examinations by federal income tax authorities prior to 2015.

The Company utilizes ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Fair Value Measurements

Disclosures about fair value of financial instruments require disclosure of the fair value information, whether or not recognized in our balance sheet, where it is practicable to estimate that value. As of December 31, 2017 and 2016, the amounts reported for cash and accrued liabilities approximated fair value because of their short maturities.

In accordance with ASC Topic 820, “Fair Value Measurements and Disclosures,” the Company measures certain financial instruments at fair value on a recurring basis. ASC Topic 820 defines fair value, established a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

Going Concern

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States (“U.S. GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has limited commercial experience and had a net loss of approximately $43,000 for the year ended December 31, 2017 and an accumulated deficit of approximately $156,000 at December 31, 2017. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs and to allow it to continue as a going concern. The accompanying consolidated financial statements for the years ended December 31, 2017 and 2016 have been prepared assuming the Company will continue as a going concern. The Company’s cash resources will likely be insufficient to meet its anticipated needs during the next twelve months. The Company will require additional financing to fund its future planned operations, including research and development and commercialization of its products.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. Management’s plans to continue as a going concern include raising additional capital through sales of equity securities and borrowing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. If the Company is not able to obtain the necessary additional financing on a timely basis, the Company will be forced to delay or scale down some or all of its development activities or perhaps even cease the operation of its business.  The ability of the Company to continue as a going concern is dependent upon its ability to successfully secure other sources of financing and attain profitable operations. There is substantial doubt about the ability of the Company to continue as a going concern within one year after the date that the consolidated financial statements are issued. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. Under ASU 2014-09, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The FASB has recently issued ASU 2016-08, ASU 2016-10, ASU 2016-11, ASU 2016-12, and ASU 2016-20, all of which clarify certain implementation guidance within ASU 2014-09. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. The standard can be adopted either retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company has reviewed ASU 2014-09 and has determined that its adoption will not have a material impact on its financial position, results of operations or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest period presented in the consolidated financial statements. The Company is currently evaluating the expected impact that the standard could have on its consolidated financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Note 3 – Prepaid Expenses

The Company has available to it credit through certain trade organizations as a result of barter transactions for services. These amounts are available for Company use with certain vendors and establishments who are part of the same trade organization. These balances do not represent cash available to the Company, and as such are recorded as the prepaid expenses account as incurred.

As of December 31, 2017 and December 31, 2016 the available barter credit balances were $30,289 and $26,751, respectively.

Note 4 – Fixed Assets

As of December 31, 2017 and December 31, 2016, fixed assets consisted of the following:

	December 31, 2017	December 31, 2016
Computer equipment and fixtures	$1,993	$1,993
Accumulated depreciation	(673)	(274)
Fixed assets, net	$1,320	$1,719

Depreciation expense for the years ended December 31, 2017 and 2016 was $399 and $274, respectively.

Note 5 – Capital Stock

At December 31, 2017, the authorized capital of the Company consisted of 1,000 shares of capital stock, consisting of 1,000 shares of common stock with no par value. As a result of the Reorganization there were 1,000 shares of common stock issued and outstanding.

Note 6 – Commitments & Contingencies

Office Lease

Subsequent to December 31, 2017 the Company rented space on a month-to-month basis in a Class 1 office in Lafayette, LA which it currently occupies. The monthly rent is $3,000. For the years ended December 31, 2017 and 2016, the Company incurred no rent expense.

Litigation

From time to time the Company may become a party to litigation in the normal course of business. Management believes that there are no current legal matters that would have a material effect on the Company’s financial position or results of operations.

Note 7 – Subsequent Events

Subsequent to December 31, 2017, the Company received $471,000 in advances and other financial support from unrelated third parties for transaction costs associated with a planned transaction with NuLife Sciences, Inc.

Subsequent to December 31, 2017, the Company’s shareholders agreed to a share exchange (“Merger”) with NuLife Acquisition Corp., a Louisiana corporation formed by NuLife Sciences, Inc. (“NULF”) as a wholly owned subsidiary, intended for the exchange of shares with the Company. The Merger was consummated on October 5, 2018 with an effective date of September 27, 2018. The Company shareholder received one thousand (1,000) shares of series D senior convertible preferred stock, par value $.001 per share of NULF, convertible into fifty million two hundred thirty-nine thousand five hundred forty-one (50,239,541) shares of common stock of NULF. In addition, the sole shareholder of the Company received one share of series C super-voting preferred stock of NULF which grants the holder 50.1% of the votes of NULF at all times. Upon completion of the Merger the Company became a wholly owned subsidiary of NULF.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

We prepared the following unaudited pro forma condensed combined financial statements, which present NuLife Sciences, Inc. (“NuLife”) pro forma financial position and results of operations after giving effect to the merger with LJR Security Services, Inc. (“LJR”) completed in September 2018, based on the historical financial statements of NuLife and LJR.

NuLife’s fiscal year ends September 30. LJRs fiscal year ends December 31. Preparing the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017, the statement of operations for the twelve-months ended September 30, 2017 for NuLife was combined with the statements of operations for the twelve-months ended December 31, 2017 for LJR. In preparing the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018, the statement of operations for the nine months ended June 30, 2018 for NuLife was combined with the statements of operations for the nine months ended September 30, 2018 for LJR. The unaudited pro forma information adjusts the historical consolidated statements of operations to give effect to the merger as if it occurred on January 1, 2017.

The information presented in the unaudited pro forma condensed consolidated financial statements does not purport to represent what our financial position or results of operations would have been had the transaction occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the transaction.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of NuLife.

NuLife Sciences, Inc. and LJR Security Services, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	NULFfor the year ended September 30, 2017	LJRfor the year ended December 31, 2017	Pro FormaAdjustments	Pro Forma Combined
Revenue	$-	$10,743	$-	$10,743

Cost of sales	-	3,041	-	3,041

Gross Profit	-	7,702	-	7,702

Operating expenses
General and administrative	3,617,740	50,735	-	3,668,475
Related party compensation	602,883	-	-	602,883
Total operating expenses	4,220,623	50,735	-	4,271,358
Loss from operations	(4,220,623)	(43,033)	-	(4,263,656)

Other Income (Expense)
Interest expense	(777,331)	-	-	(777,331)
Interest income	667	-	-	667
Loss on debt settlement	(98,827)	-		(98,827)
Loss on debt extinguishment	(211,967)	-		(211,967)
Loss on change in fair value of derivative and derivative expense	(86,016)	-	-	(86,016)
Total non-operating expenses	(1,173,474)	-	-	(1,173,474)

Loss before taxes	(5,394,097)	(43,033)	-	(5,437,130)

Provision for taxes	-	-	-	-

Net loss	(5,394,097)	(43,033)	-	(5,437,130)

Deemed dividend on convertible preferred stock	-	-	-	-

Net loss attributable to common shareholders	$(5,394,097)	$(43,033)	$-	$(5,437,130)

Net loss per common share — basic and diluted	$(0.17)	$(43.03)		$(0.17)

Weighted average common shares – basic and diluted	32,347,556	1,000		32,347,556

NuLife Sciences, Inc. and LJR Security Services, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	NULFfor the nine months ended June 30, 2018	LJR for the nine months ended September 30, 2018	Pro FormaAdjustments	Notes	Pro Forma Combined
Revenue	$-	$13,108	$-		$13,108

Cost of sales	-	4,437	-		4,437

Gross Profit	-	8,671	-		8,671

Operating expenses
General and administrative	848,071	396,610	(38,000)	(1)	1,206,681
Sales and marketing	-	19,608
Related party compensation	235,292	-	-		235,292
Total operating expenses	1,083,363	416,218	(38,000)		1,461,581
Loss from operations	(1,083,363)	(407,547)	38,000		(1,452,910)

Other Income (Expense)
Interest expense	(278,670)	-	-		(278,670)
Forgiveness of accounts payable	261,644	-	-		261,644
Loss on debt settlement	(2,900,964)	-			(2,900,964)
Loss on change in fair value of derivative and derivative expense	117,412	-	-		117,412
Total non-operating expenses	(2,800,578)	-	-		(2,800,578)

Loss before taxes	(3,883,941)	(407,547)	38,000		(4,253,488)

Provision for taxes	-	-	-		-

Net loss	(3,883,941)	(407,547)	38,000		(4,253,488)

Net loss per common share — basic and diluted	$(0.10)				$(0.11)

Weighted average common shares – basic and diluted	40,275,311				40,275,311

Notes:

(1)
Elimination of nonrecurring charges related to transaction, including legal, accounting and other costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF WEST SECURITY NETWORK, INC.

By:	/s/ Louis J. Resweber
Louis J. Resweber
Chief Executive Officer
Date: January 2, 2019